Exhibit 99

April 30, 2003	MEDIA CONTACT:	Terry Francisco
	Phone:	704/373-6680
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Greg Ebel
	Phone:	704/382-8118

DUKE ENERGY REPORTS FIRST QUARTER 2003 RESULTS

•	EPS of 43 cents before the cumulative effect of previously announced accounting changes.

•	On track to meet 2003 EPS guidance of $1.35 – $1.60, excluding cumulative effect of previously announced accounting changes.

•	Natural Gas Transmission and Franchised Electric continue to produce strong earnings and cash flow.

CHARLOTTE, N.C.—Duke Energy reported first quarter earnings of 25 cents per share, or $225 million in net income, compared to 48 cents per share, or $382 million net income in first quarter 2002. Results for first quarter 2003 included an 18 cent, or $162 million, after-tax charge for the cumulative effect of previously announced accounting changes. Before the effect of accounting changes, Duke Energy earned 43 cents, or $387 million, in first quarter 2003.

“We entered 2003 with an aggressive plan to deal with the merchant energy downturn by cutting our exposure to the unregulated marketplace and strengthening our balance sheet,” said Richard B. Priory, chairman and chief executive officer. “Our first quarter results show we are executing on our business plan and producing significant earnings and cash flow at our strongest businesses. As we continue to size our business for market realities and focus on cash generation and capital management, we are confident we will achieve our previously stated guidance of

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$1.35 – $1.60 earnings per share (EPS) in 2003 before a charge for the cumulative effect of previously announced accounting changes,” Priory said.

The first quarter 2003 charge related to changes in accounting principles was primarily due to implementation of EITF Issue No. 02-03, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and for Contracts Involved in Energy Trading and Risk Management Activities,” which changes the timing of earnings recognition for certain energy contracts. This represents an after-tax charge of $151 million, or 17 cents per share. The remaining element of this charge, $11 million, or 1 cent a share, is due to implementation of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

BUSINESS UNIT HIGHLIGHTS

•	Overall Earnings before Interest and Taxes (EBIT) was $974 million, an increase of 26 percent, compared with $770 million in first quarter 2002.

•	Natural Gas Transmission reported EBIT of $423 million, a 59-percent increase compared with $266 million in first quarter 2002.

•	Franchised Electric EBIT was $454 million, an 18-percent increase from first quarter 2002 EBIT of $384 million.

BUSINESS UNIT RESULTS

Below is a reconciliation of consolidated operating income to EBIT (in millions):

	First Quarter 2003	First Quarter 2002
Operating income	$893	$668
Other income and expenses	$81	$102

EBIT	$974	$770

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Franchised Electric

First quarter 2003 EBIT from Franchised Electric was $454 million, an 18-percent increase from first quarter 2002 EBIT of $384 million. Higher results were due to colder than normal weather during the quarter and increased wholesale power sales. The increase was partially offset by charges of $35 million for expenses related to 2003 severe winter storms and $17 million of amortization expense related to the North Carolina 2002 clean air legislation.

Franchised Electric continues to benefit from outstanding operating performance. During the quarter, the capacity utilization at Duke Power’s nuclear stations increased to 97 percent from 95 percent in first quarter 2002.

Natural Gas Transmission

The Duke Energy Gas Transmission (DEGT) segment reported first quarter 2003 EBIT of $423 million, a 59-percent increase over the $266 million in first quarter 2002. Results included a full quarter of earnings from Westcoast Energy, acquired in March 2002. The two additional months contributed $135 million to first quarter 2003. First quarter 2003 and 2002 results both include gains of $14 million from the sales of DEGT’s limited partnership interests in Northern Border Partners L.P.

During the quarter, DEGT moved ahead on several expansion projects to meet growing demand for natural gas in various regions across North America, including the U.S. northeast corridor, the U.S. Southeast and western Canada.

In the Southeast, DEGT began construction of the Patriot project, which includes a 94-mile pipeline extension of the East Tennessee Natural Gas system into southwest Virginia and North Carolina. In the Northeast, the company’s Algonquin Gas Transmission unit has made filings with the Federal Energy Regulatory Commission (FERC) to develop HubLine Phase II, a project that will transport natural gas to the greater Boston market and increase the reliability of natural gas

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infrastructure in eastern Massachusetts. In western Canada, DEGT received final approval from Canada’s National Energy Board to proceed with the construction of the Grizzly Pipeline extension in Northeastern British Columbia, which will tie new natural gas production in western Canada to growing markets in British Columbia, the U.S. Pacific Northwest and beyond. DEGT demonstrated outstanding reliability this past winter in response to strong demand due to severe cold weather. For example, DEGT’s Texas Eastern system, which transports natural gas into the northeast corridor, experienced 13 of its top 25 all-time, peak-delivery days during the winter of 2002 to 2003.

Duke Energy North America

Duke Energy North America (DENA) reported EBIT of $23 million in first quarter 2003, compared to EBIT of $54 million in first quarter 2002. The decrease was due to lower proprietary trading results, a reduction in mark-to-market earnings due in part to changes in accounting rules and higher depreciation expenses related to new plants, partially offset by lower general and administrative expenses.

Recently, DENA announced that it was exiting proprietary trading as the company continues to aggressively manage its risk profile.

International Energy

For first quarter 2003, Duke Energy International (DEI) reported EBIT of $54 million, compared to first quarter 2002 EBIT of $57 million. Included in DEI’s first quarter 2003 EBIT is a non-recurring, non-cash charge of $11 million related to the timing of revenue recognition at the Cantarell investment in Mexico, a nitrogen-production plant which was acquired with Westcoast.

Field Services

The Field Services business segment, which represents Duke Energy’s 70-percent interest in Duke Energy Field Services (DEFS), reported first quarter 2003 EBIT of

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$33 million compared to $35 million in first quarter 2002. The effects of significantly higher natural gas prices and hedges on the prices of natural gas liquids (NGLs) substantially offset the favorable impact of strong NGL prices during the period.

Other Operations

The Other Operations segment, including Crescent Resources, DukeNet Communications, Duke Capital Partners, Duke/Fluor Daniel, Duke Energy Merchants and Energy Delivery Services, reported an EBIT loss of $26 million in first quarter 2003, compared to EBIT of $17 million in first quarter 2002. Results were negatively affected by charges related to the exiting of proprietary trading and hydrocarbons businesses at Duke Energy Merchants.

During the first quarter, Duke Energy announced that it is exiting the merchant finance business at its wholly owned subsidiary, Duke Capital Partners, LLC. The company expects to realize positive cash flows in 2003 and 2004 from Duke Capital Partners’ portfolio of approximately $340 million. For 2003, Duke Energy expects approximately $200 million of the portfolio to be monetized, with the remainder being closed during the first six months of 2004. Approximately $80 million of that portfolio has already been monetized in first quarter 2003.

INTEREST EXPENSE

Interest expense was $340 million for first quarter 2003, compared to $198 million for first quarter 2002. The increase was primarily due to debt related to the Westcoast Energy acquisition, reduced capitalized interest at DENA and additional debt.

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CASH FLOW

For first quarter 2003, cash flow from operations was $1.4 billion, compared to $0.8 billion in first quarter 2002. In 2003, Duke Energy expects cash flow from operations, which includes real estate sales at Crescent Resources, combined with proceeds from divestitures at other business units, to more than adequately fund capital expenditures of approximately $3 billion and the approximately $1 billion needed to fund the $1.10 per share dividend. The company’s current business plans for 2003 fully support the dividend at this level.

In 2003, the company has announced or completed approximately $1.1 billion in gross proceeds from asset sales. During the quarter, Duke Energy closed on asset sales of non-strategic assets of approximately $350 million. The company expects asset sales to contribute approximately $1.5 billion in gross proceeds for 2003. Proceeds in excess of the amounts needed to help fund capital expenditures and pay the dividend will be available to pay down debt.

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy’s consolidated capital structure as of March 31, 2003, including short-term debt, was 55 percent debt, 37 percent common equity, 4 percent minority interests and 4 percent preferred securities.

Under various credit facilities, Duke Energy, Duke Capital and other subsidiaries had the ability to borrow up to $5.3 billion as of March 31, 2003. The companies had borrowings and letters of credit outstanding under these programs of approximately $2.2 billion as of March 31, 2003, resulting in unused capacity of approximately $3.1 billion. The company also had approximately $1.1 billion in cash and cash equivalents as of March 31, 2003. Subsequent to March 31, 2003, a credit facility at Duke Capital of $0.5 billion matured and was replaced with a facility of $0.25 billion.

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REVENUES

For first quarter 2003, revenues were $6.2 billion, up from $3.2 billion in first quarter 2002. The key drivers for the increase include significantly higher NGL pricing, two additional months of Westcoast operations, greater wholesale power sales and the adoption of the final consensus on EITF 02-03, which requires the company to present revenues for certain natural gas transactions on a gross basis in 2003. Adopting this final consensus did not require a change to prior periods and therefore the company did not change the 2002 revenue amounts.

FINANCIAL MEASURES

Earnings before interest and taxes, or EBIT, is the primary performance measure used by management to evaluate company and segment performance. On a segment basis, it includes all profits (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes EBIT is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures. EBIT should not be considered an alternative to, or more meaningful than, net income, operating income or cash flow as determined in accordance with generally accepted accounting principles (GAAP). Duke Energy’s EBIT may not be comparable to a similarly titled measure of another company.

Duke Energy is a diversified multinational energy company with an integrated network of energy assets and expertise. The company manages a dynamic portfolio of natural gas and supply, delivery and trading businesses meeting the energy needs of customers throughout North America and in key markets around the world. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 500 company traded on

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the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call and related charts can be accessed via the investors’ section of Duke Energy’s Web site at: www.duke-energy.com. or by dialing 800/479-9001 in the United States or 719/457-2618 outside the United States. The confirmation code is 703998. Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available through May 9 by dialing (888) 203-1112 with a confirmation code of 703998. The international replay number is 719/457-0820. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site at: www.duke-energy.com. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/decorp/gaap.html.                    .

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include legislative and regulatory developments; the outcomes of litigation and regulatory proceedings or inquiries; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; the effectiveness of the company’s risk management and internal controls systems; the timing and extent of changes in commodity prices for oil, gas, coal, electricity and interest rates; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets; the performance

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of electric generation, pipeline and natural gas processing facilities; the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and other factors discussed in Duke Energy’s filings with the Securities and Exchange Commission.

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9

MARCH 2003

QUARTERLY HIGHLIGHTS

(unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2003	2002
COMMON STOCK DATA
Earnings Per Share (before cumulative effect of change in accounting principle)
Basic	$0.43	$0.48
Diluted	$0.43	$0.48
Earnings Per Share
Basic	$0.25	$0.48
Diluted	$0.25	$0.48
Dividends Per Share	$0.275	$0.275
Weighted Average Shares Outstanding
Basic	897	788
Diluted	897	792

INCOME
Operating Revenues	$6,176	$3,213

Earnings Before Interest and Taxes (EBIT)	974	770
Interest Expense	340	198
Minority Interests (a)	52	32
Income Taxes	195	158
Cumulative Effect of Change in Accounting Principle, Net of Tax	162	—

Net Income	225	382
Preferred Stock Dividends and Redemption Premiums	3	3

Earnings Available for Common Stockholders	$222	$379

CAPITALIZATION
Common Equity	37%	36%
Preferred Stock	1%	1%
Trust Preferred Securities	3%	3%

Total Common Equity and Preferred Securities	41%	40%
Minority Interest	4%	7%
Total Debt	55%	53%
Fixed Charges Coverage, using SEC guidelines	2.6	2.7
Total Debt	$22,357	$21,491

Book Value Per Share	$16.99	$17.93
Actual Shares Outstanding	900	829

CAPITAL AND INVESTMENT EXPENDITURES
Franchised Electric	$176	$244
Natural Gas Transmission (b)	198	2,020
Field Services	31	110
Duke Energy North America	160	736
International Energy	25	81
Other Operations (c)	69	134
Other	46	36
Cash acquired in acquisitions	—	(77)

Total Capital and Investment Expenditures	$705	$3,284

EBIT BY BUSINESS SEGMENT
Franchised Electric	$454	$384
Natural Gas Transmission	423	266
Field Services	33	35
Duke Energy North America	23	54
International Energy	54	57
Other Operations (c)	(26)	17
Other	(31)	(107)

Total Segment EBIT	930	706
EBIT Attributable to:
Minority Interests	46	14
Third Party Interest Income	3	41
Foreign Currency (Loss) Gain	(5)	9

Total EBIT	$974	$770

(a)	Includes expense related to preferred securities of subsidiaries of $27 million and $35 million for the three months ended March 31, 2003 and 2002, respectively.
(b)	2002 amount includes $1.7 billion (net of cash acquired) paid to Westcoast Energy shareholders related to the acquisition.
(c)	Beginning in 2003, the business segments formally known as Other Energy Services and Duke Ventures were combined into a segment called Other Operations.

MARCH 2003

QUARTERLY HIGHLIGHTS

(unaudited)

	Three Months Ended
	March 31,
(In millions, except where noted)	2003	2002

FRANCHISED ELECTRIC
Operating Revenues	$1,251	$1,113
Operating Expenses	813	746
Other Income	16	17

EBIT	$454	$384

Sales, GWh	22,043	19,521

NATURAL GAS TRANSMISSION
Operating Revenues	$968	$450
Operating Expenses	567	218
Other Income	35	37
Minority Interest Expense	13	3

EBIT	$423	$266

Proportional Throughput, TBtu	1,082	670

FIELD SERVICES
Operating Revenues	$2,472	$1,068
Operating Expenses	2,426	1,033
Other Income	15	8
Minority Interest Expense	28	8

EBIT	$33	$35

Natural Gas Gathered and Processed/Transported, TBtu/day	8.0	8.4
Natural Gas Liquids Production, MBbl/d	375.2	388.6
Average Natural Gas Price per MMBtu	$6.59	$2.32
Average Natural Gas Liquids Price per Gallon	$0.58	$0.31

DUKE ENERGY NORTH AMERICA
Operating Revenues	$1,396	$258
Operating Expenses	1,382	200
Other Income (Expenses)	9	(4)

EBIT	$23	$54

Actual Plant Production, GWh (a)	5,110	3,868
Proportional MW Capacity in Operation	14,156	7,515

INTERNATIONAL ENERGY
Operating Revenues	$234	$289
Operating Expenses	183	235
Other Income	8	8
Minority Interest Expense	5	5

EBIT	$54	$57

Sales, GWh	4,759	4,932
Proportional MW Capacity in Operation	4,887	4,705
Proportional Maximum Pipeline Capacity in Operation, MMcf/d	363	363

OTHER OPERATIONS
Operating Revenues	$556	$188
Operating Expenses	589	184
Other Income	7	13

EBIT	$(26)	$17

(a)	Represents 100% of GWh.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Operating Revenues
Sales of natural gas and petroleum products	$3,920	$901
Generation, transmission and distribution of electricity	1,742	1,587
Transportation and storage of natural gas	436	326
Trading and marketing net (loss) margin	(73)	229
Other	151	170

Total operating revenues	6,176	3,213

Operating Expenses
Natural gas and petroleum products purchased	3,541	799
Fuel used in electric generation	299	315
Net interchange and purchased power	125	108
Operation and maintenance	728	852
Depreciation and amortization	449	344
Property and other taxes	141	127

Total operating expenses	5,283	2,545

Operating Income	893	668

Equity in earnings of unconsolidated affiliates	34	9
Gain on sale of equity investments	14	14
Other income and expenses, net	33	79

Other Income and Expenses	81	102
Interest Expense	340	198
Minority Interest Expense	52	32

Earnings Before Income Taxes	582	540
Income Taxes	195	158

Income Before Cumulative Effect of Change in Accounting Principle	387	382
Cumulative Effect of Change in Accounting Principle, net of tax and minority interest	162	—

Net Income	225	382
Preferred and Preference Stock Dividends	3	3

Earnings Available For Common Stockholders	$222	$379

Common Stock Data
Weighted-average shares outstanding	897	788
Earnings per share (before cumulative effect of change in accounting principle)
Basic	$0.43	$0.48
Diluted	$0.43	$0.48
Earnings per share
Basic	$0.25	$0.48
Diluted	$0.25	$0.48
Dividends per share	$0.275	$0.275

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended March 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$225	$382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amortization of nuclear fuel)	484	379
Cumulative effect of changes in accounting principle	162	—
Net realized and unrealized mark-to-market and hedging transactions	(116)	179
Changes in working capital and other	656	(120)

Net cash provided by operating activities	1,411	820
CASH FLOWS USED IN INVESTING ACTIVITIES	(382)	(3,276)
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES	(777)	2,317

Net increase (decrease) in cash and cash equivalents	252	(139)
Cash and cash equivalents at beginning of period	857	290

Cash and cash equivalents at end of period	$1,109	$151

CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,109	$857
Receivables	7,422	6,766
Inventory	946	1,134
Unrealized gains on mark-to-market and hedging transactions	2,337	2,144
Other	1,074	952

Total current assets	12,888	11,853

Investments and Other Assets
Investments in unconsolidated affiliates	2,110	2,066
Nuclear decommissioning trust funds	713	708
Goodwill, net of accumulated amortization	3,730	3,747
Notes receivable	463	589
Unrealized gains on mark-to-market and hedging transactions	2,325	2,480
Other	1,751	1,645

Total investments and other assets	11,092	11,235

Property, Plant and Equipment
Cost	49,815	48,677
Less accumulated depreciation and amortization	12,885	12,458

Net property, plant and equipment	36,930	36,219

Regulatory Assets and Deferred Debits
Deferred debt expense	260	263
Regulatory asset related to income taxes	973	936
Other	1,102	460

Total regulatory assets and deferred debits	2,335	1,659

Total Assets	$63,245	$60,966

CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31, 2003	December 31, 2002
	(Unaudited)
LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,559	$5,590
Notes payable and commercial paper	1,125	915
Taxes accrued	473	156
Interest accrued	301	310
Current maturities of long-term debt and preferred stock	754	1,331
Unrealized losses on mark-to-market and hedging transactions	2,004	1,918
Other	1,835	1,770

Total current liabilities	13,051	11,990

Long-term Debt	20,480	20,221

Deferred Credits and Other Liabilities
Deferred income taxes	4,813	4,834
Investment tax credit	173	176
Unrealized losses on mark-to-market and hedging transactions	1,443	1,548
Other	4,798	3,784

Total deferred credits and other liabilities	11,227	10,342

Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Energy Corporation or Subsidiaries	1,408	1,408

Minority Interests	1,640	1,904

Preferred and Preference Stock
Preferred and preference stock with sinking fund requirements	23	23
Preferred and preference stock without sinking fund requirements	134	134

Total preferred and preference stock	157	157

Common Stockholders’ Equity
Common stock, no par, 2 billion shares authorized; 900 million and 895 million shares outstanding as of March 31, 2003 and December 31, 2002, respectively	9,316	9,236
Retained earnings	6,387	6,417
Accumulated other comprehensive loss	(421)	(709)

Total common stockholders’ equity	15,282	14,944

Total Liabilities and Common Stockholders’ Equity	$63,245	$60,966

Supplemental Disclosures

Quarter Ended March 31, 2003

Duke Energy Corporation

1Q03
Fair Value of Trading Contracts (in billions)

Mark-to-market portfolio	$0.3

Daily Value at Risk (DvaR) (in millions)

95% Confidence Level, One-Day Holding Period, Two-Tailed
Average for the Period	$21

Duke Energy North America

(in millions unless stated otherwise)

Merchant Energy Gross Margin	Proprietary Trading	Structured Contracts	Owned Assets	Total
Mark-to-market gross margin	$4	$26	$1	$31
Accrual gross margin	n/a	16	146	162

Total Gross Margin	4	42	147	193

Reconciliation to Segment EBIT:
Plant depreciation				(53)
Plant operating and maintenance expenses				(68)
General and administrative expenses				(49)

DENA Segment EBIT				$23

Owned Assets—Merchant Plant Production and Hedging Information	2003 *	2004	2005
Estimated available production (millions of MWh)	69	99	108
Combined cycle	55	80	86
Peaker units	14	19	22
Estimated production (millions of MWh)	22	36	40
Combined cycle	21	33	36
Peaker units	1	3	4
Hedges
Estimated production hedged	96%	76%	63%
Averaged price hedged ($/MWh)	$50	$43	$41

*	Information for 2003 is for the remainder of the year only (April—December).
First quarter 2003 actual production was 5.1 million MWh.

Supplemental Disclosures

Quarter Ended March 31, 2003

Duke Energy North America (continued)

(in millions)

Maturity/Source of Fair Value of Energy Contract Net Assets	2003	2004	2005	2006	2007	Over 5 Years	Total Fair Value
Proprietary Trading
Actively quoted prices and other external sources	$(3)	$110	$(6)	$(1)	$—	$2	$102
Modeled	12	54	13	19	—	(3)	95

	$9	$164	$7	$18	$—	$(1)	$197

Structured Contracts
Actively quoted prices and other external sources	$133	$21	$11	$—	$—	$—	$165
Modeled	(39)	(64)	(66)	59	37	125	52

	$94	$(43)	$(55)	$59	$37	$125	$217

Owned Assets
Actively quoted prices and other external sources	$305	$251	$96	$—	$—	$—	$652
Modeled	—	—	66	108	68	122	364

	$305	$251	$162	$108	$68	$122	$1,016

Total Fair Value of Energy Contract Net Assets *							$1,430

*	Total Fair Value of Energy Contract Net Assets represents the combination of amounts presented as assets and liabilities related to unrealized gains or losses on mark-to-market and hedging transactions for Duke Energy North America.

Terms of Reference

Estimated Available Production

Represents the amount of electric power capable of being generated from owned assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

Estimated Production

Represents the amount of power expected to be sold in a future period. This figure is based on economic projections modeled by Duke Energy personnel.

Estimated Production Hedged

Represents the portion of estimated production which has been sold.

Owned Assets

Represents activity around energy assets owned or leased, including hedges of power sales and fuel purchase requirements and tolls, transmission, transportation and storage contracts that hedge owned assets. Normal purchases and sales associated with such assets are included in the Merchant Energy Gross Margin table, yet excluded from the Maturity/Sources of Fair Value of Energy Contract Net Assets table. Economic hedges of Owned Assets that do not meet hedge accounting standards will still be classified as Owned Assets in the Merchant Energy Gross Margin table.

Proprietary Trading

Standardized contracts entered into to take a market view, capture market price changes or put capital at risk.

Structured Contracts

Non-standard contracts not associated with owned or leased assets and involving significant tailoring of terms to meet customer needs, and associated hedges. This category includes tolls, transmission, transportation and storage contracts, except those that hedge Owned Assets. Economic hedges of Structured Contracts that do not meet hedge accounting standards will still be classified as Structured Contracts in the Merchant Energy Gross Margin table.